Exhibit 99.1

Contact:
David S. Boone
Chief Executive Officer
American CareSource Holdings, Inc.
Tel: 972-308-6830

FOR IMMEDIATE RELEASE

AMERICAN CARESOURCE HOLDINGS REPORTS RECORD FINANCIAL RESULTS
FOR 2007 FOURTH QUARTER AND YEAR END

- Company reports Q4 profit of $319 thousand, or $0.02 per share -

DALLAS, TX – March 31, 2008 -- American CareSource Holdings, Inc. (AMEX: XSI) today announced record financial and operational results for the fourth quarter and year ended December 31, 2007.  Highlights include:

• Reported a quarterly profit of $319 thousand in net income, or $0.02 per share – the largest profit in the Company’s history.

• Achieved $10.1 million in revenue for the quarter, a record 260% rise in revenues for Q4 2007 compared to Q4 2006.

• Achieved $23.5 million in revenue for the year, a 106% increase in revenues for 2007 compared to 2006.

• Generated EBITDA, as adjusted, of $222 thousand for the quarter and $(85) thousand for the year.

− EBITDA, as adjusted, (a non-GAAP measure) is defined as income (loss) from operations less depreciation and amortization, non-cash warrant and option compensation expense and executive severance. EBITDA, as adjusted, should be considered in addition to, but not in lieu of, income (loss) from operations reported under generally accepted accounting principles (GAAP).

• The Company finished the year with $4.3 million in cash on hand and generated $687 thousand in cash from operating activities in the fourth quarter.

• Claims volume increased to 51,039 for Q4 2007, up 243% over Q4 2006.

• Recent key executive additions:

− Cornelia Outten appointed to Vice President of Network Development

− Rost A. Ginevich named Chief Information Officer

Commenting on today’s announcement, David S. Boone, Chief Executive Officer of American CareSource, stated, “We are delighted to report such strong financial results for the fourth quarter and year ended December 31, 2007.  We worked diligently during the past year to make the transition from a network provider to an ancillary services provider that works in true partnership with its clients, and I am pleased to say that we achieved this goal. As a result, we were successful in adding new clients while expanding many of our existing client relationships. This has translated into a greater than tripling of revenues for the fourth quarter of 2007 compared to 2006 and a substantial increase in claims volume for the period.

“Our continued growth has necessitated an expansion of the management team.  In February 2008, Cornelia Outten was appointed to the position of Vice President of Network Development and, just recently, Rost Ginevich joined the Company in the newly created position of Chief Information Officer.  Cornelia and Rost each bring to American CareSource over 20 years of experience in their fields of expertise and are already contributing greatly to our growth goals.”

Revenues for the fourth quarter of 2007 rose 260% to $10.1 million compared to $2.8 million in the fourth quarter of 2006. For the year ended December 31, 2007, the Company reported revenues of $23.5 million, a 106% increase compared to revenues of $11.4 million in the same period of 2006.

The Company reported net income of $319 thousand, or $0.02 per share, for the fourth quarter of 2007, compared to a net loss of $673 thousand, or $0.04 per share, in the same period last year. Factors affecting positive current quarter results include increases in revenue from Texas True Choice and HealthSmart, and the implementation of American Administrative Group (AAG) and two other clients.

For the year ended December 31, 2007, the Company reported a net loss of $820 thousand, or $0.06 per share, compared to a net loss of $1.3 million, or $0.09 per share, for the same period in 2006. Excluding the one time charge for the departure of the Company’s former Chief Executive Officer, the net loss for the year ended December 31, 2007 was $490 thousand.

Cash provided by operations was $687 thousand in the fourth quarter of 2007 versus $38 thousand in the fourth quarter of 2006. At December 31, 2007, the Company had $4.3 million in cash and cash equivalents compared to $5.0 million at December 31, 2006.

Conference Call
As previously announced, American CareSource will hold a conference call to discuss financial results of the fourth quarter ended December 31, 2007 as follows:

Date: Monday, March 31, 2008
Time: 11:00 AM ET/10:00 AM CT
Dial-in numbers: 877-627-6544 (U.S. & Canada) or 719-325-4918
Live webcast: www.anci-care.com, under “News and Events”

The teleconference replay will be available two hours after completion through Monday, April 7, 2008 at 888-203-1112 (U.S. only) or 719-457-0820. The replay pass code is 6401182. The archived webcast will be available for one year on the Company’s investor website, www.anci-care.com, under “News and Events.”

About American CareSource Holdings, Inc.
American CareSource Holdings, the first national, publicly traded ancillary care network services company, offers a comprehensive national network of more than 25,000 ancillary provider sites. Through its product offerings, American CareSource helps its clients reduce the cost of ancillary services rendered through its network of providers in more than 30 service categories. The Company’s ancillary network and management provides a complete outsourced solution for a wide variety of healthcare payors and plan sponsors including self-insured employers, indemnity insurers, PPOs, HMOs, third party administrators and both federal and local governments.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
Any statements that are not historical facts contained in this release are forward-looking statements. It is possible that the assumptions made by American CareSource Holdings, Inc. for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve further risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, and intellectual property rights, and the outcome of competitive products, risks in product development, the ability to complete transactions, and other risks identified in this release, and the Securities and Exchange Commission filings of American CareSource Holdings, Inc.

(Tables to Follow)

AMERICAN CARESOURCE HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2007 AND 2006

	December 31, 2007	December 31, 2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,272,498	$5,025,380
Accounts receivable	3,651,203	1,334,950
Prepaid and other current assets	409,445	33,515

Total current assets	8,333,146	6,393,845

NET PROPERTY AND EQUIPMENT	332,450	266,555

OTHER ASSETS
Certificate of deposit restricted	145,000	145,000
Deferred taxes	255,731	-
Other non-current assets	237,246	-
Net intangible assets	1,494,238	1,707,819
Goodwill	4,361,299	4,361,299

Total other assets	6,493,514	6,214,118

Total assets	$15,159,110	$12,874,518

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Due to service providers	$3,344,278	$1,077,174
Accounts payable and other accrued liabilities	1,320,036	761,926
Current maturities of long-term debt	55,697	352,718

Total current liabilities	4,720,011	2,191,818

LONG-TERM DEBT	50,348	101,541

Total liabilities	4,770,359	2,293,359

STOCKHOLDERS’ EQUITY

Common stock, par value $0.01, 40,000,000 shares authorized and 14,668,416 and 14,484,115 issued and outstanding as of December 31, 2007 and December 31, 2006, respectively	146,684	144,841

Preferred stock, par value .01, 10,000,000 shares authorized and none outstanding as of December 31, 2007 and 2006	-	-

Additional paid-in-capital	17,613,880	17,034,201
Deferred debt issuance cost	-	(46,300)
Accumulated (deficit)	(7,371,813)	(6,551,583)

Total stockholders’ equity	10,388,751	10,581,159

Total liabilities and stockholder’s equity	$15,159,110	$12,874,518

AMERICAN CARESOURCE HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Revenues:
Ancillary health	$10,124,555	$2,810,792
Patient claims processing	-	-

Total revenues	10,124,555	2,810,792

Total costs of revenues	8,929,876	2,442,147

Contribution margin	1,194,679	368,645

Selling, general and administrative expense	1,076,255	966,522
Depreciation and amortization	80,679	80,686

Total operating expenses	1,156,934	1,047,208

Operating income/(loss)	37,745	(678,563)

Financing (income) expenses:

Interest (income)	(49,657)	(61,344)
Interest expense	1,414	9,724
Debt issuance cost	-	46,300

Total financing (income)/expenses	(48,243)	(5,320)

Net income/(loss) before income taxes	85,988	(673,243)
Income tax benefit	(232,754)	-

Net Income/(Loss)	$318,742	$(673,243)

Net Income/(Loss) per share – basic	$0.02	$(0.04)
Weighted Average Shares Outstanding – basic	14,659,757	14,478,990

Net Income/(Loss) per share – diluted	$0.02	$(0.04)
Weighted Average Shares Outstanding – diluted	17,253,245	14,478,990

Reconciliation of Income (Loss) from Operations
To EBITDA, as adjusted:

Operating Income/(Loss)	37,745	(678,563)
Depreciation and Amortization	80,679	80,686

EBITDA	118,424	(597,877)

Executive severance	(8,029)	-
Non-cash Option/Warrant Compensation Expense	111,321	75,964
EBITDA, as adjusted	221,716	(521,913)

AMERICAN CARESOURCE HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Revenues:
Ancillary health	$23,487,911	$11,323,217
Patient claims processing	-	95,337

Total revenues	23,487,911	11,418,554

Total costs of revenues	20,601,600	9,346,927

Contribution margin	2,886,311	2,071,627

Selling, general and administrative expense	3,754,175	3,005,241
Depreciation and amortization	328,839	316,304

Total operating expenses	4,083,014	3,321,545

Operating (loss)	(1,196,703)	(1,249,918)

Financing (income) expenses:

Interest (income)	(200,719)	(194,097)
Interest expense	10,700	72,806
Debt issuance cost	46,300	185,200

Total financing (income)/expenses	(143,719)	63,909

Net (loss) before income taxes	(1,052,984)	(1,313,827)
Income tax benefit	(232,754)	-

Net (Loss)	$(820,230)	$(1,313,827)

Net (Loss) per share – basic and diluted	$(0.06)	$(0.09)
Weighted Average Shares Outstanding – basic and diluted	14,546,796	14,129,762

Reconciliation of Income (Loss) from Operations
To EBITDA, as adjusted:

Operating Income/(Loss)	(1,196,703)	(1,249,918)
Depreciation and Amortization	328,839	316,304

EBITDA	(867,863)	(933,604)

Executive severance	329,981	-
Non-cash Option/Warrant Compensation Expense	453,333	213,579
EBITDA, as adjusted	(84,549)	(720,035)

AMERICAN CARESOURCE HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(820,230)	$(1,313,827)

Adjustments to reconcile net loss to net cash
(used in) operating activities
Depreciation and amortization	328,839	316,304
Compensation expense related to warrants	46,300	185,200
Stock option compensation	418,058	213,579
Client management fee expense related to warrants	35,276	-
Deferred taxes	(255,731)	-
Gain on disposal of assets	-	(32,755)
Changes in operating assets and liabilities
Accounts receivable	(2,316,253)	(852,791)
Prepaid and other assets	(542,626)	(3,364)
Due to service providers	2,267,104	690,957
Accounts payable and other accrued liabilities	558,110	409,543
Net cash used in operating activities	(281,153)	(387,154)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(181,153)	(234,376)
Proceeds from sales of equipment	-	73,462
Purchase of Certificate of Deposit	-	(145,000)
Net cash used in investing activities	(181,153)	(305,914)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on line of credit, net	-	(3,450,000)
Proceeds from long term debt	-	135,000
Payments on long term debt	(348,215)	(96,901)
Net proceeds from the sale of capital stock	-	9,069,848
Net proceeds from the exercise of stock options	57,639	37,102

Net cash provided by (used in) financing activities	(290,576)	5,695,049

Net increase (decrease) in cash and cash equivalents	(752,882)	5,001,981

Cash and cash equivalents at beginning of year	5,025,380	23,399
Cash and cash equivalents at end of year	$4,272,498	$5,025,380

SUPPLEMENTAL CASH FLOW INFORMATION, cash paid for interest	$30,101	$52,532

SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING AND FINANCIAL ACTIVITIES
Warrants issued in payment of client management fees	105,825	-
Warrants issued for stock issuance	-	463,861